EXHIBIT 23.2
                                                                    ------------

  Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm
  ----------------------------------------------------------------------------

We have issued our report dated September 10, 2004, accompanying the financial statements included in the Annual Report of Pacific Biometrics, Inc. on Form 10-K for the year ended June 30, 2005. We hereby consent to the incorporation by reference of said report in the Registration Statements of Pacific Biometrics, Inc. on Form S-8 (File Nos. 333-23497 and 333-109795).

/s/ GRANT THORNTON LLP
--------------------------

Seattle, Washington
September 26, 2005